EXHIBIT 10.11
RAM HOLDINGS LTD.
2006 EQUITY PLAN
NOTICE OF SHARE OPTION GRANT AND
SHARE OPTION AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
NOTICE OF SHARE OPTION GRANT
     RAM Holdings Ltd., a Bermuda exempted company (“RAM”), grants to the Optionee named below an option (the “Option”) to purchase, in accordance with the terms of the RAM Holdings Ltd. 2006 Equity Plan (the “Plan”) and this nonqualified share option agreement (the “Award Agreement”), the number of Common Shares of RAM (the “Shares”) at the exercise price per share (the “Exercise Price”) set forth as follows:

OPTIONEE

OPTIONS GRANTED

EXERCISE PRICE PER SHARE

DATE OF GRANT

EXPIRATION DATE	Seven years from the Date of Grant.

VESTING SCHEDULE	The Options will vest in four equal installments on each of the first four anniversaries of the Date of Grant.

SHARE OPTION AWARD AGREEMENT
1. Incorporation of Plan Terms.
     This Award Agreement and the Options granted hereby shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which has been furnished to the Optionee.
2. Grant of Option.
     Subject to the conditions contained herein and in the Plan, RAM grants to the Optionee, as of the Date of Grant, the Option to purchase the number of Shares specified above at the Exercise Price. The Shares issuable upon exercise of the Option are from time to time referred to herein as the “Option Shares.” The grant of an Option shall impose no obligation on the part of the Optionee to exercise the Option. The Option shall vest as specified above in the Notice of Share Option Grant and be exercisable as hereinafter provided.
3. Terms and Conditions of the Option.
     The Option is granted subject to the following terms and conditions:
     (a) Vesting; Exercisability. The Option shall vest and become exercisable in accordance with the vesting schedule set forth above in the Notice of Share Option Grant, unless the Option has earlier vested or been forfeited in accordance with the terms hereof.
     (b) Term of the Option. The Option shall terminate and no longer be exercisable on the earlier of (i) the seventh anniversary of the Date of Grant or (ii) the date specified for termination of the Option in Sections 4(a), 4(b) and 4(c) below; provided, however, if the termination date falls on a date which the Optionee is prohibited by RAM’s policy in effect on such date from engaging in transactions in RAM’s securities, such termination date shall be extended to ten business days following the first date that the Optionee has been advised that the Optionee is permitted to engage in transactions in RAM’s securities under such RAM policy.
     (c) Notice of Exercise. Subject to Sections 3(d) and 3(f) and 4 hereof, the Optionee may exercise all or any portion of the Option (to the extent vested) by giving notice of exercise to RAM or RAM’s agent, provided, however, that no less than 10 Option Shares may be purchased upon any exercise of the Option unless the number of Option Shares purchased at such time is the total number of Option Shares in respect of which the Option is then exercisable, and provided, further, that in no event shall the Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which RAM or RAM’s agent receives such notice or (ii) the date on which the conditions provided in Sections 3(d) and 3(f) are satisfied. Notwithstanding any other provision of this Award Agreement, the Optionee may not exercise the Option, whether in whole or in part, and no Option Shares will be issued by RAM in respect of any such attempted exercise, at any time when such exercise is prohibited by RAM policy then in effect concerning transactions by the Optionee in RAM’s securities.
     (d) Payment. Prior to the issuance of a certificate pursuant to Section 3(g) hereof evidencing the Option Shares in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to RAM the Exercise Price for all Option Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of RAM in U.S. dollars. Payment may also be made in Common Shares owned by the Optionee, or in any combination of cash or such shares as the Committee in its sole discretion may approve. Such shares shall be valued at their Fair Market Value as of the date of exercise. Payment of the Exercise Price in Common Shares owned by the Optionee shall be made by delivering to RAM the share certificate(s) representing the required number of shares, with the Optionee signing his or her name on the back, or by attaching executed share powers/share transfer forms (with the signature of the Optionee authenticated in either case); payment of the Exercise Price in Common Shares owned by the Optionee may also be made through constructive surrender, by submission of an attestation of ownership in the form approved by RAM and with such signatures or other guarantees as may be required by RAM. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee (or by any person to whom authority to establish such rules and procedures shall have been delegated by the Committee), the Optionee shall be permitted to make a “cashless” exercise of all or a portion of the Option. Common Shares issued pursuant to the exercise of a Share Option shall, subject to the terms hereof, be purchased for consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Optionee services or other consideration, as the Committee shall determine.
     (e) Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Shares issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.
     (f) Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or RAM has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.
     (g) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Exercise Price for the number of Shares with respect to which the Option is exercised, RAM either (i) shall deliver or cause to be delivered to the Optionee (or to such person to whom the Option has been transferred pursuant to Section 5 hereof; or following the Optionee’s death, to such other person entitled to exercise the Option), at the principal office of RAM or at such other location as may be acceptable to RAM and the Optionee

(or such other person), one or more share certificates in the name of the Optionee (or of the person or persons to whom such option was transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order) for the appropriate number of Shares issued in connection with such exercise or (ii) shall transfer the appropriate number of Shares issued in connection with such exercise to the brokerage account designated by the Optionee to RAM in writing prior to exercise. Such Shares shall be fully paid and nonassessable.
     (h) Non-qualified Status of the Option. The Option granted hereby is not intended to qualify, and shall not be treated, as an “incentive stock option” within the meaning of Code Section 422.
4. Termination of Service.
     (a) General. Subject to Section 4(c) hereof, if the Optionee’s service as a director of the Board or the board of directors of any Subsidiary (“Service”) terminates for any reason other than death prior to the satisfaction of any vesting period requirement under Section 3(a) hereof, the unvested portion of the Option shall be forfeited to RAM, and the Optionee shall have no further right or interest therein, unless the Committee in its sole discretion shall determine otherwise.
     (b) Exercise Following Termination of Service. If the Optionee’s Service terminates for any reason other than death after the Option has vested in accordance with Sections 3(a) and 4(a) hereof with respect to all or a portion of the Shares subject to the Option, the Optionee shall have the right, subject to the terms and conditions hereof and of the Plan, to exercise the Option, to the extent it has vested as of the date of such termination of Service, at any time within three months after the date of such Service, subject to the earlier expiration of the Option and except as otherwise provided in Section 3(b).
     (c) Exercise Following Termination of Service Due to Death. If the Optionee’s Service terminates due to death and prior to the satisfaction of any vesting period requirement under Section 3(a) hereof, the Option shall be deemed to have vested in full as of the date of death and may be exercised by the Optionee, or the Optionee’s Permitted Transferee, estate, personal representative or beneficiary, as the case may be, within three years after the date of death, subject to the earlier expiration of the Option as provided in Section 3(b).
     (d) Exercise Following Termination of Service Subject to RAM Policies on Insider Trading. Any exercise of the Option pursuant to Section 4(b) above following termination of the Optionee’s Service for any reason other than death shall be subject to, and shall be permitted only to the extent such exercise complies with, the policies of RAM concerning insider trading.
5. Transfer; Option Exercisable Only by Optionee and Permitted Transferees.
     The Option may not be transferred, pledged, assigned, or otherwise disposed of, except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) for no consideration, subject to such rules and conditions as may be established by the Committee, to a member or members of the Optionee’s immediate family (as defined below) or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such immediate family members (the parties identified in clauses (i), (ii), and (iii) being referred to collectively as “Permitted Transferees”). If the Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Optionee.
     The Optionee shall promptly notify RAM of any proposed transfer to a Permitted Transferee in advance in writing and shall upon request provide RAM with information concerning the Permitted Transferee’s financial condition and investment experience. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except as permitted by this Section 5, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect. For purposes of this Option Agreement, the Optionee’s “immediate family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships.
6. Tax Withholding.
     RAM shall have the right, prior to the issuance of the Shares as set forth in section 3(g) hereof, to require the Optionee to remit to RAM any amount sufficient to satisfy the minimum required Federal, state or local tax withholding requirements. To the extent permitted by applicable law, RAM may permit the Optionee to satisfy, in whole or in part, such obligation to remit the minimum statutory withholding amount of taxes, by directing RAM to withhold the Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. RAM shall also have the right to deduct from all cash payments made pursuant to or in connection with the Option the minimum required Federal, state or local taxes required to be withheld with respect to such payments or, if the Optionee so elects, up to the maximum Federal, state or local income taxes or such lesser amount as determined by RAM in order to assure that it complies with applicable accounting standards.
7. No Restriction on Right to Effect Corporate Changes; No Right to Service.
     Neither the Plan, this Award Agreement nor the existence of the Option shall affect in any way the right or power of RAM or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in RAM’s capital structure or its business, or any merger or consolidation of RAM, or any issue of bonds, debentures, preferred or prior preference shares ahead of or convertible into, or otherwise affecting the Common Shares or the rights thereof, or the dissolution or liquidation of RAM, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     In addition, neither this Award Agreement, the grant of the Option nor any action taken hereunder shall be deemed to limit or restrict the right of RAM to terminate the Optionee’s Service at any time, for any reason.

8. Adjustment of and Changes in Shares.
     In the event of any merger, amalgamation, consolidation, recapitalization, reclassification, share dividend, bonus issue, special cash dividend, or other change in corporate structure affecting the Common Shares, the Committee shall, as necessary, make such equitable adjustments, if any, as it reasonably deems appropriate in the number and class of shares subject to, and the Exercise Price of, the Option. The foregoing adjustments shall be made as reasonably determined by the Committee in its sole discretion with a view to preserving the benefits or potential benefits intended to be made available to the Optionee.
9. Change in Control.
     (a) Committee Discretion to Take Certain Actions. The Committee, in its sole discretion, may at any time prior to, coincident with or after the time of a Change in Control (as defined herein):
     (i) provide for the acceleration of any vesting conditions relating to the exercise of the Option or that the Option may be exercised in full on or before a date fixed by the Committee;
     (ii) provide for the purchase of the Option, upon the Optionee’s request, for an amount of cash equal to the amount, as determined by the Committee in its sole discretion, which could have been realized upon the exercise of the Option had the Option been currently exercisable;
     (iii) make such adjustments to the Option as the Committee deems appropriate to reflect such Change in Control; or
     (iv) cause the Option then to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.
     Any such actions shall be authorized by the Committee, whose determination as to what actions shall be taken and the extent thereof, shall be final.
     (b) Definitions. For purposes hereof, a “Change in Control” shall be deemed to occur on the date on which one of the following events occurs:
     (i) The acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50%, other than by The PMI Group, Inc., or more of the combined voting power of the then outstanding voting securities of RAM;
     (ii) the merger, amalgamation, reorganization, or consolidation of, or share exchange involving RAM, as a result of which the shareholders of RAM immediately before such transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

     (iii) a sale of all or substantially all of RAM’s assets; and
     (iv) approval by RAM of the liquidation or dissolution of RAM.
10. Preemption of Applicable Laws and Regulations.
     Anything herein to the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to the Optionee, any law, regulation or requirement of any governmental authority having jurisdiction shall require either RAM or the Optionee to take any action in connection with the Shares then to be issued, the issuance of such Shares shall be deferred until such action shall have been taken.
11. Committee Decisions Final.
     Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, or in connection with, this Award Agreement or the Option shall be determined by the Committee, and any such determination or any other determination by the Committee under or pursuant to this Award Agreement and any interpretation by the Committee of the terms of the Option shall be final and binding on all persons affected thereby.
12. Amendments.
     The Committee shall have the power to alter or amend the terms of the Option as set forth herein from time to time, in any manner consistent with the provisions of Section 16 of the Plan, provided, however, that no amendment will be made that is inconsistent with Code Section 409A. Any alteration or amendment of the terms of the Option by the Committee shall, upon adoption, with written consent to the extent required consistent herewith, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Optionee of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and RAM by mutual consent to alter or amend the terms of the Option in any manner which is consistent with the Plan and approved by the Committee. Notwithstanding anything in the Plan to the contrary, the Committee may amend this Award Agreement, without the consent of any Optionee, to the extent it deems necessary or desirable to comply with Code Section 409A.
13. Notice Requirements.
     Any notice which either party hereto may be required or permitted to give to the other shall be in writing. Such notice may be delivered to RAM personally or by mail, postage prepaid and shall be addressed to RAM in care of its Secretary at the principal executive office of RAM and to the Optionee at the address appearing in RAM’s records of RAM for the Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

14. Governing Law.
     The terms and conditions stated herein are to be governed by, and construed in accordance with, the laws of New York.
15. Entire Agreement; Headings.
     This Award Agreement and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. In the event of a discrepancy or inconsistency in the number of Shares covered by the Option, the Date of Grant, the vesting schedule, the Exercise Price or any other term in this Award Agreement and the resolutions of the Committee authorizing the grant of the Option covered hereby, such resolutions shall control and RAM shall have the right, in its sole discretion, to replace the Award Agreement or any portion thereof with a correct version. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.
     RAM HOLDINGS LTD.

By:

Name:
Title:
     OPTIONEE:

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